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                                                                    Exhibit 10.6

LEASE, dated March 28, 1996, between 780 THIRD AVENUE ASSOCIATES, a New York partnership, having an office at 780 Third Avenue, New York, New York 10017 ("Landlord"), and TELCOM GROUP USA, INC., a Delaware corporation having an office at 575 Lexington Avenue, Suite 410, New York, New York ("Tenant")

                              W I T N E S S E T H:

Landlord and Tenant hereby covenant and agree as follows:


                                    ARTICLE 1

                                Demise; Premises

         Section 1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord the premises hereinafter described ("Premises") in the building ("Building") located on the land ("Land") known by the street address 780 Third Avenue, New York, New York, in the Borough of Manhattan, City and State of New York, as more particularly described in Exhibit A annexed hereto and made a part hereof, for the Term hereinafter stated, for the rents hereinafter reserved, and upon and subject to the terms of this Lease.

         Section 1.02 The Premises consist of a portion of the 16th floor in the Building, substantially as shown on the floor plan annexed hereto as Exhibit B and made a part hereof,* together with all fixtures and improvements which, at the commencement of the Term or at any time during the Term, are attached thereto or installed therein and together with all appurtenances to the Premises, including the right to use, in common with others, the Building Equipment, subject to the terms of this Lease.

         Section 1.03 The definitions of certain terms used in this Lease are set forth in Section 40.01 and in various other Sections of this Lease.

                                                *designated as Suite 1602,


                                    ARTICLE 2

                                      Term

         Section 2.01 The Premises are leased for a term ("Term") which shall
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commence on the later of (i) May 1, 1996 or (ii) substantial completion of the work to be performed by landlord pursuant to Exhibit C hereof ("Commencement Date") and shall end on April 30, 2001 the ("Expiration Date") unless the Term shall sooner terminate pursuant to any of the terms of this Lease or pursuant to law.

         Section 2.02 When the Commencement Date has been determined by Landlord, Landlord and Tenant shall, upon the request of either of them, execute a statement prepared by Landlord setting forth such date. Neither Landlord's failure to request nor Tenant's failure to execute such agreement shall affect Landlord's determination of the Commencement Date.


                                    ARTICLE 3

                                      Rent

         Section 3.01 A. Tenant shall pay to Landlord, without notice or demand except as otherwise provided herein, in lawful money of the United States of America, by check drawn on a bank or trust company which is a member of the New York Clearinghouse Association, at the office of the Landlord or at such other place as Landlord may designate, the following:

                  (a) annual fixed rent (such annual fixed rent being referred to herein as "Fixed Rent") of $75,950.00 ($6,329.16 per month) for the period beginning on the Commencement Date and ending on the Expiration Date, payable in equal monthly installments, in advance, on the first (1st) day of each and every calendar month during the Term; and

                  (b) additional rent ("Additional Rent") consisting of all other sums of money as shall become due from and be payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

If Tenant shall fail to pay when due any installment of Fixed Rent or any payment of Additional Rent for a period of 10 days after such installment or payment shall have become due, Tenant shall pay interest thereon at the Interest Rate, from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed Additional Rent.

                           B. There shall be no abatement of, deduction from,
counter-claim or setoff against, Fixed Rent and Additional Rent except as otherwise specifically provided in this Lease.

         Section 3.02 Notwithstanding the provisions of Section 3.01, Tenant shall pay

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$25,316.67 on account of Fixed Rent upon the execution of this Lease, which shall be credited on a per diem basis toward the payment of the installment(s) of Fixed Rent due and payable under this Lease for the period beginning on the fifth (5th) month anniversary Commencement Date and ending on the day immediately preceding the ninth (9th) month anniversary of the Commencement Date. If by reason of any of the provisions of this Lease, the Commencement Date for all or any part of the Premises shall be other than the first day of a calendar month, Fixed Rent for such month shall be pro-rated on a per diem basis.

         Section 3.03 Tenant covenants to (a) pay the Fixed Rent and Additional Rent when due and (b) observe and perform, and not to suffer or permit any violation of, Tenant's obligations under this Lease.

         Section 3.04 Notwithstanding anything contained in Article 3 of this Lease to the contrary, but provided Tenant is not then in breach or default under any of the terms, covenants or conditions in this Lease on Tenant's part to observe or perform beyond notice and the expiration of any applicable cure period, (a) Tenant shall not be obligated to pay the first $31,645.83 of Fixed Rent becoming payable by Tenant to Landlord under this Lease, and (b) the installment of Fixed Rent paid by Tenant to Landlord pursuant to Section 3.02 of this Lease shall be applied to the first monthly installment(s) of Fixed Rent that Tenant is obligated to pay to Landlord under this Lease.


                                    ARTICLE 4

                    Completion and Occupancy of the Premises

         Section 4.01 Tenant shall take possession of the Premises in its then "as is" condition, except that Landlord agrees to perform the work and make the installations in the Premises described and defined as "Landlord's Work" in Exhibit C. All of the terms of Exhibit C are incorporated herein as if fully set forth at length.

         Section 4.02 The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against tenant, that Tenant accepts possession of the same and that the Premises and the Building were in good and satisfactory condition at the time such occupancy was so taken and that the Premises were substantially as shown on Exhibit B.


                                    ARTICLE 5

                                       Use

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         Section 5.01 Tenant shall use and occupy the Premises for executive and administrative offices for the business of general and executive offices, and for no other purpose. Tenant shall not use or occupy or suffer or permit the use or occupancy of an part of the Premises in any manner which in Landlord's reasonable judgment would adversely affect (i) the proper and economical rendition of any service required to be furnished to any tenant, (ii) the use or enjoyment of any part of the Building by any other tenant, or (iii) the appearance, character or reputation of the Building as a first-class office building with retail stores. Tenant shall not at any time use or occupy or suffer or permit anyone to use or occupy the Premises, or do or permit anything to be done in the Premises in violation of the Certificate of Occupancy for the Building.

         Section 5.02 If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of tenant's business in the Premises or any part thereof, then tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license and permit, but in no event shall failure to procure or maintain such license or permit by Tenant affect Tenant's obligations hereunder.


                                    ARTICLE 6

                          Floor Load; Telephone System

         Section 6.01 Tenant shall not place a load upon any floor that exceeds either the floor load per square foot that such floor was designed to carry or which is allowed by any Legal Requirement. Subject to the preceding sentence, if Tenant wishes to place any safes or vaults in the Premises it may do so at its own expense after giving notice to Landlord, but Landlord reserves the right to prescribe their weight and position. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant at Tenant's sole expense, in such manner as shall be sufficient, in Landlord's reasonable judgment, to prevent vibration, noise, annoyance and inconvenience to Landlord and other tenants.

         Section 6.02 Tenant may, with the consent of Landlord, which shall not be unreasonably withheld, install, maintain, or operate in the Premises telephone interconnect systems and data processing, teletype and other business machines customarily used in offices; provided, however, Tenant shall comply with all of the terms of this Lease that may be applicable to such installation, maintenance or operation and shall give Landlord prior notice of the installation thereof.

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                                    ARTICLE 7

                                Rent Adjustments

         Section 7.01 For the purpose of this Lease:

         A. The term "Premises Area" shall be deemed to mean 2,170 square feet.

         B. The term "Building Area" shall be deemed to mean 470,00 square feet.

         C. The term "Tenant's Proportionate Share" shall be deemed to mean
 .46%.

         D. "Landlord's Statement" shall mean an instrument containing a computation of Additional Rent due pursuant to the provisions of this Article 7 furnished by Landlord to Tenant.

         E. The term "Base Tax Factor" shall mean the Taxes for the 1995/96 Tax Year.

         F. The term "Taxes" shall mean (i) all real estate taxes, assessments (special or otherwise), sewer and water rents, rates and charges and any other government levies, impositions or charges of a similar or dissimilar nature, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, whether or not the same constitute one or more tax lots, and (ii) any expenses (including reasonable attorneys fees and disbursements) incurred by Landlord in contesting any of the foregoing or the assessed valuation of all or any part of the Real Property; but "Taxes" shall not include any interest or penalties incurred by Landlord as a result of Landlord's late payment of taxes, except for interest payable in connection with the installment payments of assessments pursuant to the next sentence. If by law, any assessment may be divided and paid in annual installments, then, provided the same is not prohibited under the terms of the Superior Lease or the Superior Mortgage, for the purposes of this Article (x) such assessment shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law and (y) there shall be deemed included in Taxes for each Tax Year the annual installment of such assessment becoming payable during such Tax Year, together with interest payable during such Tax Year on such annual installment and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered sot hat in lieu of or as a substitute for the whole or any part of the taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Real Property, there shall be assessed, levied or imposed (a) a tax, assessment, levy, imposition or charge based on the income or rents received

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therefrom whether or not wholly or partially as a capital levy or otherwise, or
(b) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, or (c) a license fee measured by the rents, or (d) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes; provided that any tax, assessment, levy, imposition or charge imposed on income from the Real Property shall be calculated as if the Real Property is the only asset of the Landlord.

         G. The term "Tax Year" shall mean the 12 month period commencing on the first (1st) day of July of each year, or such other period of 12 months as may be duly adopted as the fiscal year for real estate tax purposes in The City of New York.

         H. The term "Escalation Year" shall mean each calendar year which shall include any part of the Term.

         I. The term "Base Operating Factor" shall mean Landlord's actual Operating Expenses for the 1996 calendar year.

         J. The term "Operating Expenses" shall mean all costs and expenses (and taxes thereon, if any) paid or incurred by Landlord or on behalf of Landlord with respect to the operation, cleaning, repair safety, replacement, management, security and maintenance of the Real Property, Building Equipment, sidewalks, curbs, plazas, and other areas adjacent to the Building, and with respect to the services provided tenants, including, without limitation: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plans and other benefit or similar expense relating to, employees of Landlord engaged in the operation, cleaning, repair, safety, management, security or maintenance of the Real Property and the Building Equipment or in providing services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any Legal Requirements, union contract or to otherwise with respect to said employees; (iii) the cost of electricity, gas, steam, water, heat, ventilation, air conditioning and other fuel and utilities; (iv) the cost of casualty, rent, liability, fidelity, plate glass and any other insurance; (v) the cost of repairs, maintenance, and painting; (vi) expenditures for capital improvements and capital equipment which under generally applied real estate practice are expenses or regarded as deferred expenses and capital expenditures which are made by reason of Legal Requirements or Insurance Requirements, in each case such expenditures to be included in Operating Expenses for the Escalation Year in which such costs are incurred and every subsequent Escalation Year, on a straight-line basis, to the extent that such items are amortized over an appropriate period, but not more than 10 years, with interest calculated at an annual rate equal

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to 1% above the prime rate at the time of Landlord's having made said expenditure; (vii) the cost or rental of all building and cleaning supplies, tools, materials and equipment; (viii) the cost of uniforms, work clothes and dry cleaning; (ix) window cleaning, concierge, guard, watchman or other security personnel, service or system, if any; (x) management fees or if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of then prevailing rates for management fees payable in the Borough of Manhattan for first-class Third Avenue office buildings; (xi) charges of independent contractors performing work included within this definition of Operating Expenses; (xii) telephone and stationery; (xiii) reasonable legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Real Property; (xiv) association fees and dues;
(xv) decorations; (xvi) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Building; and (xvii) exterior and interior landscaping.

         Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case be: (a) executives' salaries above the grade of managing director; (b) expenditures for capital improvements or capital equipment, other than those referred to above and in the next succeeding paragraph; (c) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Expenses
(d) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor, (e) advertising and promotional expenditures; (f) costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to tenant at Landlord's expense; (g) depreciation except as provided above; (h) brokerage commissions; (i) taxes; (j) refinancing costs and mortgage interest and amortization payments; and (k) costs of preparing any space in the Building for occupancy by a tenant or for any rent abatement given to a tenant.

         If Landlord shall purchase any item of capital equipment or make any capital expenditure which has the effect of reducing the expenses which would otherwise be included in Operating Expenses, then the unamortized costs of such capital equipment or capital expenditure are to be included in Operating Expenses for the Escalation Year in which the costs are incurred and every subsequent Escalation Year, on a straightline basis, to the extent that such items are amortized over such period of time as Landlord reasonably estimates such savings or reductions in Operating Expenses will equal Landlord's costs for such capital equipment or capital expenditure, with interest calculated at an annual rate of 1% above the prime rate at the time of Landlord's having made said expenditure. If Landlord shall ease any items of capital equipment designed to result in savings or reductions in expenses

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which would otherwise be included in Operating Expenses, then the rentals and other costs paid with respect to such leasing shall be included in Operating Expenses for the Escalation Years in which incurred.

         Section 7.02 A. Tenant shall pay as Additional Rent for each and every Tax Year all or a portion of which shall be within the Term ()including the Tax Year in effect on the Commencement Date) an amount ("Tenant's Tax Payment") equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Factor. Tenant's Tax Payment shall be payable by Tenant to Landlord within ten (10) days after receipt of Landlord's Statement regardless of whether such Landlord's Statement is received prior to, on or after the first (1st) day of such Tax Year. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year during such Tax Year, Landlord may furnish a revised Landlord's Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and, (a) within ten
(10) days after Tenant's receipt of such revised landlord's Statement, Tenant shall (with respect to any increase in Taxes for such Tax Year) pay such increase in Tenant's Tax Payment to Landlord, or (b) (with respect to any decrease in Taxes for such Tax Year), Landlord shall credit such decrease in Tenant's Tax Payment against the next installment of Additional Rent payable by Tenant pursuant to Section 7.02B below. If during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments, to the Superior Lessor or the Superior Mortgagee), in full or in monthly, quarterly or other installment on any other date or dates than as presently required, then Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 10 days prior to the date payments are due to the taxing authorities or the Superior Lessor or the Superior Mortgagee. The benefit of any discount for any early payment or prepayment of Taxes and of any tax exemption or abatement relating to all or any part of the Real Property shall accrue solely to the benefit of Landlord and Taxes shall be computed without subtracting such discount or taking into account any such exemption or abatement.

                           B. (1) At any time, and from time to time, during the
Term, Landlord may give to Tenant a Landlord's Statement setting forth Tenant's Projected Share of Taxes (as hereinafter defined). Commencing on the first day of the first full calendar month next succeeding the date on which Landlord gives Tenant such Landlord's Statement with respect to Tenant's Projected Share of Taxes and continuing thereafter on the first day of each and every calendar month of the Term, Tenant shall pay to Landlord, as Additional Rent for the Tax Year in which such Additional Rent payment is due, Tenant's Projected Share of Taxes. "Tenant's Projected Share of Taxes" shall mean Landlord's estimate of Tenant's Tax Payment for the Tax Year next succeeding the Tax Year in which Tenant's Projected Share of Taxes is payable by Tenant, divided by Twelve (12).

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                                    (2) Upon each date that a Tenant's Tax
Payment (or an installment thereof) shall be due from Tenant pursuant to the terms of Section 7.02A hereof, Landlord shall apply the aggregate of the installments of Tenant's Projected Share of Taxes theretofore paid to Landlord (but not previously applied pursuant to this Section 7.02B) against the Tax Payment (or installment thereof) then due from Tenant. If such aggregate amount is insufficient to discharge such Tax Payment (or installment thereof), Landlord shall so notify Tenant in the Landlord's Statement served upon Tenant pursuant to Section 7.02A, and the amount of Tenant's payment obligation with respect to such Tax Payment (or installment thereof) pursuant to Section 7.02A, shall equal the amount of such insufficiency. If, however, such aggregate amount shall be greater than the Tax Payment (or installment thereof), Landlord, at Landlord's option shall either (x) pay the amount of such excess directly to Tenant, or (y) credit the amount of such excess against the next installment(s) of Tenant's Projected Share of Taxes due hereunder.

                                    (3) Notwithstanding anything contained in
Section 7.02(B)(2) above to the contrary, (a) if the first Landlord's Statement with respect to Tenant's Projected Share of Taxes is given to Tenant after the Commencement Date, then in addition to the first payment of Tenant's Projected Share of Taxes payable by Tenant hereunder, Tenant shall pay on the date that such first payment of Tenant's Projected Share of Taxes is due, as Additional Rent for the Tax year in which such first payment is due, an amount equal to such first payment of Tenant's Projected Share of Taxes, multiplied by the number of full calendar months of the Term immediately prior to the date such first payment is due, and (b) if any Landlord's Statement with respect to Tenant's Projected Share of Taxes (after said first Landlord's Statement) is given to Tenant after the first day of any Tax Year, then in addition to the payment of Tenant's Projected Share of Taxes payable by Tenant after the rendition of such Landlord's Statement, Tenant shall pay on the date that such payment of Tenant's Projected Share of Taxes is due, as Additional Rent for the Tax Year in which such payment is due, an amount equal to (a) such payment of Tenant's Projected Share of Taxes, multiplied by the number of full calendar months of such Tax Year preceding the date that such payment of Tenant's Projected Share of Taxes is due, less (b) the aggregate amount of Tenant's Projected Share of Taxes (if any) previously paid by Tenant during such period.

                           C. If the real estate tax fiscal year of the City of
New York shall be changed at any time after the date hereof, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 7.02.

                           D. Only Landlord shall be eligible to institute tax
reduction or other proceedings to reduce the assessed valuation of the Real Property. If Landlord

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shall receive a refund of Taxes for any Tax Year, Landlord shall either pay to
Tenant, or, at Landlord's election, credit against subsequent payments under this Section 7.02 or Section 7.03, an amount equal to Tenant's Proportionate Share of the refund, but which amount shall not exceed Tenant's Tax Payment paid for such Tax Year. Nothing herein shall obligate Landlord to file any application or institute any proceeding seeking a reductio in Taxes or assessed valuation.

                           E. Tenant Tax Payment and any credits with respect
thereto as provided in this Section 7.02 shall be made as provided in this
Section 7.02 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

                           F. If the Commencement Date or the Expiration Date
shall occur on a date other than July 1 or June 30, respectively, any Additional Rent under this Section 7.02 for the Tax Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date of June 30 or from July 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Tax Year. In the event of a termination of this Lease, any Additional Rent under this Section 7.02 shall be paid or adjusted within 30 days after submission of Landlord's Statement. In no event shall Fixed Rent ever be reduced by operation of this Section 7.02 and the rights and obligations of Landlord and Tenant under the provisions of this Section 7.02 with respect to any Additional Rent shall survive the termination of this Lease.

                           G. Each Landlord's Statement furnished by Landlord
with respect to Tenant's Tax Payment shall be accompanied by a copy of the real estate tax bill for the Tax Year referred to therein, but Landlord shall have no obligation to deliver more than one such copy of the real estate tax bill in respect of any Tax Year.

         Section 7.03 A. Tenant shall pay as Additional Rent for each Escalation Year an amount "Tenant's Operating Payment"), calculated as follows:

                  In the case of each Escalation Year a sum equal to Tenant's Proportionate Share of the amount by which Operating Expenses for such Escalation Year exceed the Base Operating Factor.

                           B. Landlord shall furnish to Tenant, with respect to
each Escalation Year, a written statement setting forth Landlord's estimate of Tenant's Operating payment for such Escalation Year. Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth of Landlord's estimate of Tenant's Operating Payment for such Escalation Year. If, however, Landlord shall furnish any such estimate for an Escalation Year

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subsequent to the commencement thereof, then (a) until the first day of an
Escalation Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.03 in respect of the last month of the preceding Escalation year; (b) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such escalation Year were greater or less than the installments of Tenant's Operating Payment to be made for such Escalation Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereto within 10 days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall either refund to Tenant the amount thereof or, at Landlord's election, credit the amount thereof against subsequent payments under this Section 7.03 or Section 7.02; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's Operating Payment shown on such estimate. Landlord shall at any time or from time to time (but not more than twice with respect to any Escalation Year) furnish to Tenant a revised statement of Landlord's estimate of Tenant's Operating Payment for such Escalation Year, and in such case, Tenant's Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

                           C. After the end of each Escalation Year Landlord
shall furnish to Tenant a Landlord's Statement for such Escalation Year. Each such year-end Landlord's Statement for any Escalation Year shall be accompanied by a computation of operating expenses for the Building prepared by an independent certified public accountant or independent managing agent designated by Landlord from which Landlord shall make the computation of Operating Expenses hereunder. In making computations of operating expenses, the certified public accountant or managing agent may rely on Landlord's reasonable estimates and allocations whenever said estimates and allocations are needed for this Article. If the Landlord's Statement shall show that the sums paid by Tenant under
Section 7.03c exceed Tenant's Operating Payment required to be paid by Tenant for such Escalation Year, Landlord shall either refund to Tenant the amount of such excess or, at Landlord's election, credit the amount of such excess against subsequent payments under this Section 7.03 or Section 7.02; and if the Landlord's Statement for such Escalation Year shall show that the sums so paid by Tenant were less than Tenant's operating Payment paid by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within 10 days after demand therefor.

                           D. If the Commencement Date or the Expiration Date
shall

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occur on a date other than January 1 or December 31, respectively, any
Additional Rent under this Section 7.03 for the Escalation Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Escalation Year. In the event of a termination of this Lease, any Additional Rent under this Article shall be aid or adjusted within 30 days after submission of a Landlord's Statement. In no event shall Fixed Rent ever be reduced by operation of this
Section 7.03B and the rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any Additional Rent shall survive the Expiration Date or sooner termination of this Lease.

         Section 7.04 A. Landlord's failure to render Landlord's Statements with respect to any Tax Year or Escalation Year shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect thereto or with respect to any subsequent Tax Year or Escalation Year, nor shall the rendering of a Landlord's Statement prejudice Landlord's right to thereafter render a corrected Landlord's Statement for that Tax Year or Escalation Year, as the case may be. Nothing herein contained shall restrict Landlord from issuing a Landlord's Statement at any time there is an increase in Taxes, or Operating Expenses during any Tax Year or Escalation Year or any time thereafter.

                           B. Each Landlord's Statement shall be conclusive and
binding upon Tenant unless (a) within 90 days after receipt of such Landlord's Statement Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the particular respects in which Landlord's Statement is claimed to be incorrect and (b) if such dispute shall not be resolved within 90 days after the giving of such Landlord's Statement, Tenant shall, within 30 days after the expiration of such 90-day period, submit the dispute to arbitration pursuant to Article 28. Pending the determination of such dispute, Tenant shall pay Additional Rent in accordance with the applicable Landlord's Statement, without prejudice to Tenant's position. If such dispute is ultimately determined in Tenant's favor, Landlord shall promptly after such determination, upon demand, pay to Tenant any amount so overpaid by Tenant.


                                    ARTICLE 8

                                    Insurance

         Section 8.01 Tenant shall not violate, or permit the violation of, any condition imposed by the Standard fire insurance policy then issued for office buildings in the Borough of Manhattan City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 8.03) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord.

         Section 8.02 Tenant covenants to provide on or before the earlier to occur of (i) the Commencement Date and (ii) ten (10) days from the date of this Lease and to keep in force during the Term the following insurance coverage which coverage shall be effective on the Commencement Date:

                  (a) for the benefit of Landlord and Tenant a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Premises or any appurtenances thereto and naming the Superior Lessor and the Superior Mortgagee as additional insureds. Such policy is to be written by good and solvent insurance companies authorized to do business in the state of New York and the limits of liability thereunder shall not be less than the amount of Two Million ($2,000,000.00) Dollars combined single limit coverage on a per occurrence basis, including property damages. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any;

                  (b) Fire and Extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishing and equipment, including Tenant's Work located in the Premises. Such policy shall be written by good and solvent insurance companies authorized to do business in the State of New York.

                  Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant agrees to deliver to Landlord either duplicate originals of the aforesaid policies or certificates evidencing such insurance, provided said certificate contains an endorsement that such insurance may not be modified or cancelled except upon fifteen (15) days' notice to Landlord, together with evidence of payment for the policy. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default.

         Section 8.03 Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying using the Premises in accordance with the term s of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

In the event that Landlord shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, at Tenant's option Landlord shall cause Tenant to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Tenant as such as assured, Tenant shall pay such additional premium upon demand. In the event that Tenant shall have been named as one of the assureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds in payments.

In the event that Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an assured, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the assureds in any of Tenant's policies in accordance with the foregoing, landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft or offer for payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

Subject to the foregoing provisions of this Section 8.03, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease.

         Section 8.04 If any dispute shall arise between Landlord and Tenant with respect to the incurrence or amount of any additional insurance premium referred to in Section 8.03, the dispute shall be determined by arbitration.

         Section 8.05 A schedule or make up of rates for the Building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.


                                    ARTICLE 9

                              Compliance with Laws

         Section 9.01 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and Tenant, at its expenses, shall comply with all laws and requirements of public authorities which shall, with respect to the Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Premises, (ii) the manner of conduct of Tenant's business or operation of its installation, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant, or (iv) breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural or other substantial change in the Premises unless the requirement arises from a cause or condition referred to in clause (ii), (iii) or (iv) above. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 9.02. Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Premises, but may similarly contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section 9.02.

         Section 9.02 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

                  (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

                  (b) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

                  (c) Such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of such taking of action furnished at the expense of Tenant; and

                  (d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of Subsection (a) above thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection, if Landlord, or any officer of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto.


                                   ARTICLE 10

                         Improvements; Tenant's Property

         Section 10.01 Upon and subject to the terms of this Article, Tenant, at any time and from time to time during the Term, at its sole cost and expense, may make Improvements in and to the Premises, excluding structural changes, provided:

                  (a) The Improvements will not result in a violation of or require a change in any certificate of occupancy applicable to the Premises or to the Building;

                  (b) The outside appearance, usefulness or rentability of the Building or any part thereof shall not be affected in any way;

                  (c) No part of the Building outside of the Premises shall be physically affected;

                  (d) The proper or economical functioning of the Building Equipment shall not be adversely affected;

                  (e) In performing the work involved in making such Improvements, Tenant shall be bound by and observe all of the terms of this Article;

                  (f) Tenant shall not use the elevators during business hours on business days for haulage or removal of materials or debris;

                  (g) Before proceeding with any Improvements, Tenant shall submit to Landlord plans and specifications and all changes and revisions thereto, for the work to be done for Landlord's approval and Tenant shall, upon demand of Landlord, pay to Landlord the reasonable costs incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer and other consultants. Landlord may as a condition of its approval require Tenant to make reasonable revisions in and to the plans and specifications and to pose a bond or other security reasonably satisfactory to Landlord to insure the completion of such change.

                  (h) Tenant shall not be permitted to install and make part of the Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts, chattel mortgages or security interests (as such terms is defined in the Uniform Commercial Code as in effect in New York at the time of the making of the Improvement);

                  (i) No improvements estimated to cost more than $25,000 (as estimated by landlord's architect or licensed professional engineer or general contractor) shall be undertaken (i) except under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord,
(ii) except after at least 30 days' prior notice to Landlord and (iii) prior to Tenant delivering to Landlord either (y) a performance bond and a labor and materials payment bond (issued by a surety company satisfactory to Landlord and licensed to do business in New York State) or (z) such other security as shall be satisfactory to Landlord;

                  (j) The sprinkler system design is not thereby modified, altered or changed; and

                  (k) Tenant shall not (i) attach or affix any screws or fasteners to the exterior curtainwall of the Building or (ii) install, without the written consent of Landlord, any materials that will come in contact with the exterior curtainwall of the Building.

         Section 10.02 All Improvements shall at all times comply with all Legal Requirements and Insurance Requirements and all Rules and Regulations (including any Landlord may adopt with respect to the making of Improvements) and shall be made at such times and in such manner as Landlord may from time to time reasonably designate. Tenant, at its expense, shall (a) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the commencement and prosecution of such improvements and for final approval thereof upon completion, (b) deliver copies thereof to Landlord and (c) cause all Improvements to be performed in a good and first-class workmanlike manner, using new materials and equipment at least equal in quality to the original installations of the Building or the then standards for the Building established by Landlord. Improvements shall be promptly commenced and completed and shall be performed in such manner so as not to interfere with the occupancy of any other tenant nor delay or impose any additional expense upon Landlord in the construction, maintenance, cleaning, repair, safety, management, security or operation of the Building or the Building Equipment; and if any such additional expense shall be incurred by Landlord as a result of Tenant's performance of any Improvements, Tenant shall pay such additional expense as Additional Rent upon demand. Tenant shall furnish Landlord with satisfactory evidence that the insurance required during the performance of the Improvements pursuant to Article 8 is in effect at or before the commencement of the Improvements and, on request, at reasonable intervals thereafter. No Improvements shall involve the removal of any fixtures, equipment or other property in the Premises which are not Tenant's Property without Landlord's prior consent and unless they shall be promptly replaced, at Tenant's expense and free of superior title, liens, security interests and claims, with fixtures, equipment or other property, as the case may be, of like utility and at least equal value, unless Landlord shall otherwise consent.

         Section 10.03 Tenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Improvements which shall be issued by any public authority having or asserting jurisdiction.

         Section 10.04 Tenant shall promptly pay in the cost of all Improvements. Tenant hereby indemnifies Landlord against liability for any and all mechanic's and other liens filed in connection with any Improvements or repairs. Tenant, at its expense, shall procure the discharge of all such liens within 30 days after notice to Tenant of the filing of any such lien against the Premises or the Real Property. If Tenant shall fail to cause any such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if it elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent and shall be paid by Tenant to Landlord on demand.

         Section 10.05 Only Landlord or any one or more persons approved or designated by Landlord (Landlord (or such person) being referred to in this Section as "Designated Contractor") shall be permitted to act as contractor for any work to be performed in accordance with this Article. Landlord expressly reserves the right to act as, or to designate, at any time and from time to time, an exclusive construction contractor and Landlord furthermore expressly reserves the right to exclude for the Building any person attempting to act as construction contractor in violation hereof. In the event Tenant proposes to use any contractor or subcontractor other than the Designated Contractor for the Performance of any Improvement, Tenant shall submit to Landlord, together with the plans and specifications, the name of such contractor or subcontractor. If Landlord shall not consent to Tenant's engaging such contractor or subcontractor for the performance of such Improvement, the Designated Contractor shall submit to Tenant a bid for the work to be performed in connection with such Improvement.l If within 10 days after receipt of any such bid, Tenant contests the reasonableness thereof, Landlord and Tenant shall each obtain, with 10 days after receipt by Landlord of Tenant's notice contesting the original bid, one bona fide bid for such work from competent independent contractors. The average of the two bids thus obtained shall be the standard of comparison in determining the reasonableness of the Designated Contractor's bid. If the Designated Contractor is unwilling to accept the average of such bids as full payment for its services, Landlord may substitute another contractor who submitted a bid and will accept such average as full payment. If Landlord fails to make such substitution within 10 days after the ascertainment of the average of such bids, Tenant shall be free to make its own arrangement for such work, subject, however to the other provisions of this Article 10, for a price not to exceed the average of the two bids received by both Landlord and Tenant.

         Section 10.06 Tenant agrees that it will not at any time prior to or during the Term, either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mechanic or laborer or such materials would, in Landlord's option, create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers engaged by Tenant or Landlord or others, would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof. In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing such interference, difficulty or conflict, to leave or be removed from the Building immediately.

         Section 10.07 All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Term (collectively "Fixtures"), whether or not at the expense of Tenant, shall be surrendered to Landlord upon the termination of this Lease except as otherwise expressly provided in this Lease; provided, however, that any Fixtures attached to, or built into, the Premises at the expense of Tenant shall be and remain the property of Tenant during the Term and any Fixtures attached to, or built into, the Premises at the expense of Landlord shall be and remain the property of Landlord during the term. The Fixtures shall include all electrical, plumbing, heating and sprinkling equipment, fixtures, outlets, venetian blinds, partitions, railways, gates, doors, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, and all fixtures, equipment, improvements and appurtenances of a similar nature or purpose whether or not attached to or built into the Premises.

         Section 10.08 No approval of plans or specifications by Landlord or consent by Landlord allowing Tenant to make Improvements in the Premises shall in any way be deemed to be an agreement by Landlord that the contemplated Improvements comply with any Legal Requirements or Insurance Requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant with any of the terms of this Lease. Notice is hereby given that neither Landlord, Landlord's agents, the Superior Lessor, the Superior Mortgagee nor the Fee Mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord or the Superior Lessor, Superior Mortgagee or Fee Mortgagee in and to the Premises or the Real Property.


                                   ARTICLE 11

                                     Repairs

         Section 11.01 Tenant, at its sole cost and expense, shall take good care of the Premises and Building Equipment therein and Tenant's Property and the Fixtures. Tenant, at its sole cost and expense, shall make and be responsible for all interior repairs, ordinary or extraordinary as and when needed to preserve the Premises and the Building Equipment therein and Tenant's Property and the Fixtures in good working order and condition, the need for which arises out of (a) the installation, use, existence or operation of Improvements, Tenant's Property or Fixtures, (b) the moving of Tenant's Property or Fixtures in or out of the Building or the Premises, (c) the acts, omissions, negligence or misuse of Tenant or any of its subtenants or any of its or their employees, agents, contractors, Licensees or invitees or their use of occupancy or manner of use or occupancy of the Premises otherwise than in accordance with the terms of this Lease (except fire or other casualty caused by Tenant's negligence, if the fire or other casualty insurance policies insuring Landlord are not invalidated and the rights of Landlord are not adversely affected by this provision) or (d) pursuant to the provisions of Section 9.01A, provided, however, that Landlord, at its option, may make any of the foregoing repairs (other than repairs to Tenant's Property) and in such event, Tenant shall pay to Landlord the cost thereof, as Additional Rent, on demand. In no event shall Tenant be required to make, be responsible for or pay for any repairs which are required as a result of the negligence of Landlord, its agents, contractors or employees. Tenant, at its sole cost and expense, shall promptly replace scratched, damaged or broken doors and glass in and about the Premises and shall be responsible for all repairs and maintenance of wall and floor coverings in the Premises. Tenant shall promptly make, at its sole cost and expense, all repairs in or to the Premises for which it is responsible. If the Premises shall include any space on any ground, street, mezzanine or basement floor in the Building, Tenant, at its sole cost and expense, shall make all necessary repairs to all windows and other glass in, on or about such space and put, keep and maintain all portions of the Premises and any sidewalks, curbs, entranceways, passageways and vaults adjoining and/or appurtenant to the Premises in clean and orderly condition, free of dirt, rubbish, snow, ice and other accumulations and unlawful obstructions. All repairs made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed in conformity with the provisions of Article 10, and shall be at least equal in quality and class to the original work or installation or the then standards for the Building established by Landlord.

         Section 11.02. Landlord shall operate the Building as a first-class office building with retail stores. Landlord shall, at its expense, make or cause to be made all necessary repairs to keep the Building in good order and repair excluding, however, (a) repairs of Tenant's Property or Improvements not occasioned by Landlord's negligence and (b) repairs which Tenant is obligated to make pursuant to Section 11.01 and the other terms of this Lease. Landlord shall, at Tenant's sole cost and expense, perform all maintenance and make all necessary repairs to the air conditioning equipment and any security systems or devices which may be installed in the Premises by Landlord, Tenant or others, except the building standard air conditioning system which (except as otherwise provided in Section 11.01) shall be maintained and repaired at Landlord's sole cost and expense. Nothing contained in this Section shall require Landlord to paint the Premises. No liability of Landlord to Tenant shall, however, accrue under this Section unless and until Tenant has given notice to Landlord of the specific repair required to be made, or of the failure properly to furnish any service.

         Section 11.03. Tenant recognizes and acknowledges that the operation of the Building Equipment may cause vibration, noise, heat or cold which may be transmitted throughout the Premises. Landlord shall have no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is prevalent in other similarly situated Class-A office buildings in Midtown Manhattan.

                                   ARTICLE 12

                    Heating, Ventilation and Air Conditioning

         Section 12.01. Landlord, at Landlord's expense (except as may be set forth in Article 13), shall furnish and distribute to the Premises, through the Building heating, ventilating and air conditioning systems, heat, ventilating and air conditioning, as may be required for reasonably comfortable occupancy of the Premises from 8:00 A.M. to 6:00 P.M. ("business hours") on business days. Business days as used in this Lease shall mean all days except Saturdays, Sundays and the days observed by the Federal or the New York State or City governments as legal holidays and such other days as shall be designated as holidays by the applicable operating engineers union or building service employees union contract. Landlord and Tenant further agree to operate the heating, ventilating and air-conditioning equipment in accordance with their design criteria unless a recognized energy or water conservation program, guidelines, regulations or recommendations promulgated by any Federal, State, City or other governmental or quasi-governmental bureau, board, department, agency, office, commission or other subdivision thereof or the American Society of Heating, Refrigeration and Air-Conditioning Engineers, Inc. or any successor thereto or other organization serving a similar function shall provide for any reduction in operations below said criteria in which case such equipment shall be operated so as to provide reduced service in accordance with such programs, guidelines, regulations or recommendations.

         Section 12.02. If Tenant shall require heating, ventilating or air-conditioning service at any time other than during business hours on business days ("after hours"), Landlord shall furnish the same upon advance notice from Tenant given prior to 2:00 P.M. on the last business day to occur prior to such non-business day, and Tenant shall pay Landlord's then established charges therefor as Additional Rent on demand.

         Section 12.03. Tenant acknowledges that the Building has windows capable of being opened. However, Tenant covenants that no one shall open said windows, nor shall Tenant permit the opening of said windows at any time by anyone for any reason, except in full compliance with the provisions of Section 37.01(b) of this Lease. As a result of the foregoing , Tenant acknowledges that the Premises may become uninhabitable during hours or days when Landlord is not required to furnish heat, ventilation or air-conditioning pursuant to this
Article 12. Any use or occupancy of the Premises during such hours or days when Landlord is not so required to furnish heating, ventilating or air-conditioning shall be at the sole risk, responsibility and hazard of Tenant. Landlord shall have no liability to Tenant with respect to such condition of the Premises. In addition, Landlord shall not be responsible if the normal operation of the Building heating or ventilating system or the air conditioning system serving the Premises shall fail to provide such service in accordance with the requirements of this Lease in any portions of the Premises (a) which shall have an electrical loan in excess of 3-1/2 watts per square foot of usable area for all purposes (including lighting and power), or which shall have a human occupancy factor in excess of one person per 100 square feet of usable area, or (b) because of any rearrangement of partitioning or other improvements. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements which Landlord may reasonable prescribe for the proper functioning and protection of the heating, ventilating and air-conditioning systems.


                                   ARTICLE 13

                                   Electricity

         Section 13.01. Landlord shall install in the Building and the Premises, in accordance with the provisions of the Work Letter and the Plans and Specifications (as defined in the Work Letter) approved by Landlord, such electrical risers, feeders and wiring as shall be necessary to permit Tenant to receive electrical energy for (a) Tenant's reasonable use of normal office equipment and such lighting, electrical appliances and other machines and equipment as landlord may reasonably permit to be installed in the Premises and
(b) the operation of the heating, ventilating and air-conditioning system serving the Premises. Landlord has installed, at Landlord's expense, a meter for the purpose of measuring electrical consumption, on the sixteenth (16th) floor of the Building ("Tenant's Floor"). Landlord shall maintain, service, repair and, if necessary, replace such meter. Tenant, upon demand by Landlord, shall pay to Landlord, as Additional Rent, an amount equal to 23.02% of the reasonable costs incurred by Landlord in connection with such maintenance, service, repair and replacement. Following the Commencement Date, Landlord shall cause an electrical engineer or a utility consultant selected by Landlord to make a survey of Tenant's connected power load and the connected power load of that portion of the rentable area of the Tenant's Floor not included within the Premises. Landlord, at Landlord's option, shall have the right, at any time and from time to time during the Term, to cause similar surveys to be made. The term "Tenant's Share" shall mean that percentage equal to Tenant's percentage of the aggregate of the connected power load for the entire rentable area of the Tenant's percentage of the aggregate of the connected power load for the entire rentable area of the Tenant's Floor as determined from time to time pursuant hereto. The findings of Landlord's engineer or consultant shall be binding on Landlord and Tenant, subject to adjustment as hereinafter provided. Promptly after receipt by Landlord of a bill from the public utility company furnishing electrical energy to the Tenant's Floor, Landlord shall furnish to Tenant a copy thereof together with a request for payment to Landlord by Tenant of Tenant's Share of such bill. Tenant shall promptly pay to Landlord, as Additional Rent, Tenant's share of such bill. In the event Tenant shall dispute any findings of the engineer or consultant designated by Landlord, Tenant may, within thirty (30) days of receiving notice of such findings, designate by notice to Landlord an independent electrical engineer or utility consultant to make, at Tenant's sole cost and expense, another determination of Tenant's connected power load. If the engineer or consultant selected by Tenant shall determine that Tenant's connected power load is less than as determined by Landlord's engineer or consultant and the two are unable to adjust such difference within twenty (20) days after the determination made by Tenant's engineer or consultant is delivered to Landlord, the dispute shall be resolved by arbitration in accordance with Article 28. Pending a final determination pursuant to such arbitration, however, Tenant shall pay Landlord for such electrical energy based on the determination of Landlord's engineer or consultant' and, if it is determined that Tenant has overpaid, Landlord shall reimburse Tenant for any overpayment at the conclusion of such arbitration. In any such arbitration, the third experience in similar matters in New York City. Landlord will permit electrical risers, feeders and wiring in the Building serving the Premises to be used by Tenant to the extent that they are available, suitable, safe and within the plan and design capacities for the Building.

         Section 13.02. Tenant shall not, without the prior consent of Landlord, make or perform or permit any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures, business machines or office equipment or appliances (other than typewriters and similar low energy consuming office machines) in the Premises which utilize electrical energy. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within ten (10) days after being billed therefor, provided that Landlord shall not be obligated to consent to any such alteration or installation if, in Landlord's judgment, the same or will cause permanent damage or injury to the Building or the Premises or will cause or create a hazardous condition or entail tenants. Rigid conduit only will be allowed or such other wiring or conduit which will not violate any applicable Legal Requirements.

         Section 13.03. Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy furnished to the Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant's requirements except for any actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by Landlord's negligence, and then only after actual notice as provided in Section 11.02.

         Section 13.04. Landlord shall furnish and install all lighting, tubes, lamps, starters, bulbs and ballasts required in the Premises and Tenant shall pay to Landlord or its designated contractor the then established reasonable charges therefor as Additional Rent within ten (10) days of demand, except that any such items installed at the commencement of the Term for building standard fixtures shall be at

Landlord's sole cost and expense.

         Section 13.05. If pursuant to a Legal Requirement or the policies of the public utility company servicing the Building, Tenant is no longer permitted to obtain electrical energy in the manner provided in Section 13.01, Landlord will furnish electrical energy to the Premises either, at Landlord's option, on a submetering basis or a rent inclusion basis. Landlord shall give Tenant notice at least 30 days prior to the date on which Landlord shall commence furnishing electrical energy to the Premises (unless such notice is not feasible under the circumstances, in which event landlord will give Tenant such reasonable notice as is possible), which notice will set forth the method chosen by Landlord for furnishing electrical energy to the Premises and the terms on which Landlord will so furnish electrical energy; subject to Tenant's approval, not be unreasonably withheld.


                                   ARTICLE 14

                           Cleaning and Other Services

         Section 14.01. A. Provided this Lease is then in full force and effect, without any defaults by Tenant hereunder Landlord beyond notice and the expiration of any applicable cure period, at its expense, shall cause the Premises, including the windows thereof (subject to Tenant maintaining unrestricted access to such windows), but excluding any portions of the Premises used for the storage, preparation, service or consumption of food or beverages, to be cleaned, substantially in accordance with the standard set forth in Exhibit D. Tenant shall pay the Landlord as Additional Rent, within ten days of demand Landlord's charges for (a) cleaning work in the Premises or the Building required because of (i) misuse or neglect on the part of Tenant or its agents, employees, contractors, licensees or invitees, (ii) use of portions of the Premises for the storage, preparation, or consumption of food or beverages, reproduction, data processing or computer operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass surfaces, (iv) non-Building Standard materials or finishes installed by Tenant or at its request, (v) increases in frequency or scope in any of the items set forth in Exhibit D as shall have been requested by Tenant, and (b) removal from the Premises and the Building of (i) so much refuse and rubbish of Tenant as shall exceed that normally accumulated in the daily routine of ordinary business office occupancy, and (ii) all of the refuse and rubbish of Tenant's machines and of any eating facilities requiring special handling and (c) additional cleaning work in the Premises or the Building required because of the use of the Premises by Tenant after hours. Landlord and its cleaning contractor and their employees shall have access to the Premises at all times except between 8:00 A.M. and 5:30 P.M. on business days and, to the extent that it will not unreasonably interfere the operation of Tenant's business, during business hours. Landlord and its cleaning contractor and their employees shall have the use of the Tenant's light, power and water in the Premises, without charge therefor, as may be reasonably required for the purpose of cleaning the Premises. If Tenant is permitted hereunder to and does have a separate area for the storage, preparation, service or consumption of food or beverages in the Premises, Tenant, at its sole cost and expense, shall cause all portions of the Premises so sued to be cleaned daily in a manner satisfactory to Landlord and to be exterminated regularly and, in addition, whenever there shall be evidence of any infestation.

                           B. The cleaning services to be furnished by Landlord
pursuant to this Section may be furnished by a contractor or contractors employed by Landlord and Tenant agrees that Landlord shall not be deemed in default of any of its obligations under this Section unless such default shall continue for a reasonable period of time after notice from Tenant not to exceed ten days to Landlord setting forth the specific nature of such default.

         Section 14.02. Landlord, at Landlord's expense, shall furnish necessary elevator service on business days during business hours and shall have an elevator subject to call at all other times. Landlord shall not be required to furnish any operator service for automatic elevators. If Landlord shall, at any time, elect to furnish operator service for any automatic elevators, Landlord shall have the right to discontinue furnishing operator service for any automatic elevators, Landlord shall have the right to discontinue furnishing such service. In the event Tenant shall require the use of the Building's elevators for purposes not otherwise supplied by Landlord or after hours, Landlord shall provide a service elevator or passenger elevator, as the case may be, for the use of Tenant, provided that Tenant gives Landlord reasonable notice of the time and use of such elevators to be made by Tenant and Tenant pays Landlord's usual and reasonable charges for the use thereof as Additional Rent within ten days of demand, including, without limitation, any expense for operator service for such elevator which Landlord may deem necessary in connection with Tenant's use of such elevator. Landlord shall have the right to change the operation or manner of operating any of the elevators in the Building and shall have the right to discontinue, temporarily or permanently, the use of any one or more cars in any of the banks provided reasonable elevator service is provided to the Premises.

         Section 14.03. Landlord shall supply reasonably adequate quantities of hot and cold water to a point or points in the Premises for ordinary lavatory, cleaning and drinking purposes. If Tenant requires, uses or consumes water for any other purpose, Landlord may install a water meter and measure Tenant's consumption of water for all purposes. Tenant shall pay Landlord the cost of any such meter and its installation and the cost of keeping such meter and any such installation equipment in good working order and repair as Additional Rent within ten days of demand. Tenant agrees to pay for water consumed as shown on said meter and any other rent, tax, levy or charge based thereon which now or hereafter is assessed, imposed or a lien upon the Premises or the Building, as and when bills are rendered.

         Section. 14.04. Landlord reserves the right to stop, interrupt or reduce service of the heating, ventilating or air conditioning systems, elevator, electrical energy, or plumbing or any other service or systems, because of Force Majeure, Legal Requirements or Insurance Requirements or for repairs or improvements, which, in the judgment of Landlord, are desirable or necessary. Landlord shall have no liability to Tenant for failure to supply any such repairs, alterations and improvements shall be made with a minimum amount of inconvenience to Tenant and that Landlord will diligently proceed therewith to completion, subject to Force Majeure. If as a result of any suspension referred to in this Lease, the Premises shall be rendered untenantable for the conduct of Tenant's business therein, as and a consequence thereof Tenant is compelled to discontinue the conduct of its business therein for a period of more than five (5) consecutive business days, then while such condition persists, the Fixed Rent payable under this Lease shall be abated until such time as the Premises are rendered tenantable.

         Section 14.05. Only Landlord or one or more persons approved by Landlord will be permitted to furnish laundry, linen, towels, drinking water, ice, food, beverages, bootblacking, barbering and other similar supplies and services to tenants. Landlord may fix the hours during which and the regulations under which said supplies and services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of said supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude from the Building any person attempting to furnish any of said supplies or services but not so designated by Landlord. However, Tenant, its regular office employees, or invitees may personally bring food or beverages into the Building for consumption with the Premises solely by Tenant, its regular office employees or invitees. In all events, all food and beverages shall be carried in closed containers.

         Section 14.06. Only Landlord or one or more persons approved by Landlord shall be permitted to act as maintenance contractor for all waxing, polishing, lamp replacement, cleaning and maintenance work in the Premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors servicing a first class office building with retail space. Nothing herein contained shall prohibit Tenant from performing such work for itself by use of its own regular employees. Landlord may fix the hours during which and regulations under which such services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive contractor for all or any one or more of said services, provided that the contractors; and Landlord furthermore expressly reserves the right to exclude from the Building any person attempting to furnish any of said services but not so designated by Landlord.


                                   ARTICLE 15

                    Damage to or Destruction of the Premises

         Section 15.01. If the Premises or any part thereof shall be damaged or rendered Untenantable by fire or other insured casualty and Tenant gives prompt notice thereof to Landlord and this Lease is not terminated pursuant to any provision of this Article, Landlord shall proceed, with reasonable diligence after the collection of the insurance proceeds attributable to such damage, to repair or cause to be repaired such damage to the Basic Construction of the Building and Landlord's Work. All other repairs required by reason of such casualty shall be performed by Tenant, at its sole cost and expense, promptly and with due diligence. Except as provided in Section 15.07, the rent shall be equitably abated to the extent that the Premises shall have been rendered Untenantable, such abatement to be from the date of such damage to the date the Premises shall no longer be Untenantable, the rent allocable to such reoccupied portion, based upon the proportion which the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

         Section 15.02. If the Premises shall be totally damaged or rendered wholly Untenantable by fire or other casualty, and Landlord has not terminated this Lease pursuant to Section 15.03 and Landlord has not completed the making of the required repairs to the Premises and access thereto within 6 months from the date of such damage or destruction and such additional time after such date (but in no event to exceed 3 months), as shall equal the aggregate period Landlord may have been delayed in doing so by Force Majeure or adjustment of insurance, Tenant, within 30 days after the date on which Landlord is required to complete the repairs pursuant to this Section, may serve notice on Landlord of its intention to terminate this Lease, and if within said 30 day period, Landlord shall not have substantially completed the making of the required repairs, this Lease shall terminate on the expiration, however, to Landlord's rights and remedies against Tenant under the terms of this Lease.

         Section 15.03. If the Premises shall be totally destroyed or rendered wholly Untenantable by fire or other casualty or if the Building shall be os damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), then in any such event Landlord may, at its option, terminate this Lease, by giving Tenant 30 days' notice of such termination, within 120 days after the date of such fire or other casualty. In the event that such notice of termination shall be given, this Lease shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same affect as if that date were the Expiration Date without prejudice, however, to Landlord's rights and remedies against Tenant under the terms of this Lease. If, at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair pursuant to Section 15.01, there shall be a Successor Landlord, such Successor Landlord shall have a further period of 60 days from the date of so taking possession to terminate this Lease by 30 days' notice to Tenant and in the event that such a notice of termination shall be given, this Lease shall terminate as of the date provided in such 30 day notice of termination(whether or not the Term shall have commenced) with the same effect as if that date were the Expiration Date without prejudice, however, to Landlord's (or Successor Landlord's) rights against Tenant under the terms of this Lease.

         Section 15.04. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from any such damage by fire or other casualty or the repair thereof. Landlord shall not be obligated to carry insurance of any kind on Tenant's Property or any improvements made at Tenant's sole cost and expense, and Landlord shall not be obligated to repair any damage thereto or replace the same.

         Section 15.05. Except as expressly provided in Article 8, nothing herein contained shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

         Section 15.05. Except as expressly provided in Article 8, noting herein contained shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

         Section 15.06. This Article shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of such express agreement, and any other law of like import now or hereafter enacted, shall have no application in such case.


                                   ARTICLE 16

                                 Eminent Domain

         Section 16.01. If the whole or any part of the Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of the Lease and assigns to Landlord, Tenant's entire interest in any such award.


                                   ARTICLE 17

                            Conditions or Limitation

         Section 17.01. To the extent permitted by applicable law this Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for ninety (90) days Landlord may give Tenant a notice of intention to end the term of this Lease at the expiration of ten (10) days from the date of service of such term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

         Section 17.02. This Lease and the Term and estate hereby granted are subject to the limitations that:

                  (a) if Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of 10 days after notice by Landlord to Tenant of such default; or

                  (b) if Tenant shall default in the performance of any term of this Lease on Tenant's part to be performed (other than the payment of Fixed Rent and Additional Rent) and Tenant shall fail to remedy such default within 30 days after and notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of 30 days if Tenant shall not (x) promptly upon the giving by Landlord of such notice, advise Landlord of Tenant's intention to institute all reasonable steps necessary to remedy such situation, (y) promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (z) complete such remedy within a reasonable time after the date of the giving of said notice by Landlord; and in any event prior to such time as would either (i) subject Landlord, Landlord's agents, the Superior Lessor, the Superior Mortgagee or the Fee Mortgagee to prosecution for a crime or (ii) cause a default under the Superior Lease or the Superior Mortgage; or

                  (c) intentionally deleted; or

                  (d) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation or law or otherwise, devolve upon or pass to any person other than Tenant except as is expressly permitted under Article 22; or

                  (e) if the Premises shall become vacant, deserted or abandoned (unless as a result of a casualty); or

                  (f) if Tenant shall default in the performance of any term, covenant, agreement or condition of Tenant's part to be observed or performed under any other lease with Landlord or space in the Building and such default shall continue beyond the grace period, if any, set forth in such other lease for the remedying of such default, then in any of said events Landlord may give to Tenant notice of intention to terminate this Lease to end the Term and the estate hereby granted at the expiration of 3 days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said 3 days with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 18.

         Section 17.03. If the notice provided for in Section 17.01 shall have been given and this Lease shall be terminated or if the Premises shall be or become vacant, deserted or abandoned, then, in any such event, Landlord may without notice terminate all services.


                                   ARTICLE 18

                         Re-Entry by Landlord; Remedies

         Section 18.01. A. If Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent and such default shall continue for a period of 10 days after notice from Landlord to Tenant of such default or if this Lease and the Term shall terminate as provided in Article 17:

                  (a) Landlord and Landlord's agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall terminate, re-enter the Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages thereof), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of its or their property and effects from the Premises, without liability for damage thereto, to the end that Landlord may have, hold and enjoy the Premises and in no event shall reentry be deemed an acceptance of surrender of this Lease; and

                  (b) Landlord, at its option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, don or after the Expiration Date, at such rental or rentals and upon such other terms and conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of such reletting, for refusal or failure to collect any rent upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord, at Landlord's option, may make such repairs, improvement, alterations, additions, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                           B. No such re-entry or taking possession of the
Premises by Landlord shall be construed as an election by Landlord to terminate this Lease, unless Landlord give written notice to Tenant of such election. In the event Landlord relets the whole or any part or parts of the Premises pursuant to this Article 18 without terminating this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

         Section 18.02. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby expressly waive any and all rights, so far as is permitted by law, which Tenant and all such persons might otherwise have to (a) the service of any notice of intention to re-enter or to institute legal proceedings to that end, (b) redeem the Premises or any interest therein, (c) re-enter or repossess the Premises, or (d) restore the operation of this Lease, after

Tenant shall have been dispossessed by a judgment or by a warrant of any court of judge, or after any re-entry by Landlord, or after any termination of this Lease, whether such dispossess, re-entry by Landlord or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "reenter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

         Section 18.03. In the event of any breach by Tenant or any person claiming through or under Tenant of any of the terms of this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right allowed at law or in equity, by statute or otherwise, as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

         Section 18.04. If this Lease is terminated under the provisions of
Article 17, or if Landlord shall re-enter the Premises, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                  (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry, by or under any summary dispossess or other proceeding or actions or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                           (1) the aggregate of the Fixed Rent and the
Additional Rent payable hereunder which would have been payable by Tenant (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination ) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Premises for the same period; over

                           (2) the aggregate fair market rental value of the
Premises for the same period; or

                  (b) sums equal to the Fixed Rent and the Additional Rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the reasonable expenses of reletting, including altering and preparing the Premises for new tenants, brokers' commissions; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, not shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord.l If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any thereof be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting.

         Section 18.05. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 17, or under any provision of law, or had Landlord not re-entered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.04.

         Section 18.06. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

         Section 18.07. Each right of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of such rights shall not preclude the simultaneous or later exercise by Landlord of any or all other rights provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise.


                                   ARTICLE 19

                   Curing Tenant's Defaults; Fees and Expenses

         Section 19.01. If Tenant shall default in the performance of any term of this Lease on Tenant's part to be performed, Landlord, without thereby waiving such default and without liability to Tenant in connection therewith, may, but shall not be obligated to, perform the same for the account and at the expense of Tenant, without notice in case of emergency and upon 10 days' prior notice in all other cases, Landlord may enter the Premises at any time to cure any default without any liability to Tenant, except for Landlord's negligence. Bills for any expenses incurred by Landlord in connection with any such performances or involved in collecting or endeavoring to collect rent or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease or pursuant to law, including any reasonable cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, including reasonable attorneys' fees and disbursements, shall be paid by Tenant as Additional Rent with ten days of demand. In the event that Tenant is in arrears in payment of rent, Tenant waives Tenant's rights, if any, to designate the items against which any payments made by Tenant are to be credited and Landlord may apply any payment made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or requests by Tenant as to the items against which any such payments shall be credited. Landlord reserves the right, without liability to Tenant to suspend furnishing to Tenant electrical energy and all or any other services (including heat, ventilation and air conditioning), whenever Landlord is obligated to furnish the same after hours or otherwise at Tenant's expense, in the event that (but only for so long as) Tenant is in arrears in paying Landlord therefor beyond notice and the expiration of any applicable cure period.


                                   ARTICLE 20

                        Non-Liability and Indemnification

         Section 20.01. Tenant shall indemnify and save harmless Landlord and its agents against and form (a) any and all claims (i) arising from (x) the conduct or management of the Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants, occupants or licensees or its or their employees, agents or contractors, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by legal counsel approved by Landlord, such approval not to be unreasonably withheld.


                                   ARTICLE 21

                                    Surrender

         Section 21.01. On the Expiration Date or upon the sooner termination of this Lease or upon any reentry by Landlord upon the Premises, Tenant shall, at its sole cost and expense, quit, surrender, vacate and deliver the Premises to Landlord "broom clean" and in good order, condition and repair except for ordinary wear, tear and damage by fire or other insured casualty, together with all Improvements and Fixtures (except as otherwise provided for in this Lease). Tenant shall remove from the Real Property all of Tenant's Property and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all material damage to the Premises and the Real Property occasioned by such removal. Any Tenant's Property or other personal property which shall remain in the Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such a manner as Landlord may see fit. If such Tenant's Property or other personal property or any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant's Property or other personal property shall be reimbursed to Landlord by Tenant as Additional Rent within ten days of demand.

         Section 21.02. If the Expiration Date or the date of sooner termination of this Lease shall fall on a day which is not a business day,k then Tenant's obligations under Section 21.01 shall be performed on or prior to the immediately preceding business day.

         Section 21.03. If the Premises are not surrendered upon the termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay.

         Section 21.04. In the event Tenant remains in possession of the Premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of the Landlord, shall be deemed to be occupying the Premises as a tenant from month to month, at a monthly rental equal to one and one-half times the Fixed Rent and Additional Rent payable during the last month of the Term, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy.

         Section 21.05. Tenant's obligation under this Article shall survive the termination of this Lease.


                                   ARTICLE 22

                      Assignment, Mortgaging and Subletting

         Section 22.01. Tenant, for itself, its heirs distributee, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, or otherwise encumber, all or any part of its interest in this Lease, sublet the Premises, in whole or in part, or suffer or permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 22 shall be void.

         Section 22.02. If Tenant shall, at any time or from time to time, desire to assign its interest in this Lease or to sublet the Premises, the Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall be accompanied by the following information: (i) a true copy of the proposed instrument of assignment or sublease, the effective or commencement date of which shall be not less than 30 nor more than 180 days after the giving of such notice, and copies of all other agreements between the parties signed concurrently or in connection with such assignment or sublease; (ii) a statement setting forth in reasonable detail the name and address of the proposed assignee or subtenant, the nature of its business and the proposed uses of the Premises; and (iii) current financial information about the proposes assignee or subtenant and any guarantor of its obligations, including, without limitation, its most recent financial statement, and any other information Landlord may reasonably request with respect to the proposed assignee or subtenant. Landlord, by notice given to Tenant within thirty (30) days after receipt of Tenant's request for consent, but only in the event Tenant's request is to assign this Lease or sublet all of the Premises, may terminate this Lease on a date to be specified in said notice (the "Termination Date"), which date shall be not earlier than one (1) day before the effective date of the proposed assignment or subletting nor later than sixty-one (61) day after said effective date, and, in such event, all rent and additional rent due hereunder shall be paid and apportioned to such date, and Tenant shall vacate and surrender the Premises on or before the Termination Date as if it were the Expiration Date. If Landlord shall so exercise its option to terminate this Lease, Landlord shall have the right to let all or portions of the Premises to any person (including, without limitation, Tenant's proposed assignee or subtenant), without any liability to Tenant.

         Section 22.03. If Landlord shall not exercise its option to terminate this Lease pursuant to Section 22.02 above, Landlord shall not unreasonably withhold its consent to the proposed assignment or subletting for the use expressly permitted in this Lease, provided that:

                  (1) the Premises shall not, without Landlord's prior consent, have been listed or otherwise publicly advertised for assignment or subletting at a rental rate lower than the higher of (a) the Fixed Rent and all Additional Rent then payable, or (b) the then prevailing rental rate for other space in the Building;

                  (2) Tenant shall employ, as exclusive renting agent for subletting and assignment of this Lease, having the sole and exclusive right to lease, Landlord's managing agent for the Building or such broker as shall be approved by Landlord;

                  (3) Tenant shall not then be in default hereunder beyond notice and the expiration of any applicable cure period;

                  (4) the proposed assignee or subtenant shall have a financial standing, be of a character be engaged in a business, and propose to use the Premises, in a manner in keeping with the standards of the Building;

                  (5) The proposed assignee or subtenant shall not then be a tenant, subtenant or assignee of any space in the Building, nor shall the proposed assignee or subtenant be a person or entity with whom Landlord is then or has been, within the prior six-month period, negotiating to lease space in the Building;

                  (6) the character of the business to be conducted in the Premises by the proposed assignee or subtenant shall not be likely to increase building operating expenses, use of elevators, cleaning services or other services in the Building;

                  (7) there shall be no more than two subtenants in the Premises at any time; and

                  (8) Tenant shall reimburse Landlord on demand for any reasonable costs, including reasonable attorneys' fees and disbursements, that may be incurred by Landlord in connection with said assignment or sublease.

If there is a dispute between Landlord and Tenant as to the reasonableness of Landlord's refusal to consent to any subletting or assignment, such dispute shall be determined by arbitration in The City of New York in accordance with the prevailing rules of the American Arbitration Association. The arbitrators shall be bound by the provisions of this Lease and shall not add to, subtract from or otherwise modify such provisions. Notwithstanding any contrary provisions hereof, Tenant hereby waives any claim against Landlord for money damages which it may have based upon any assertion that Landlord has unreasonably withheld or delayed any consent to any assignment or a subletting pursuant to this Article. Tenant agrees that, in the event of any such dispute, its sole remedy shall be an action or proceeding to enforce such provisions or for specific performance.

         Section 22.04. Every subletting hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Expiration Date of if Landlord should succeed to any portion of Tenant's estate in the Premises, then at Landlord's election such subtenant shall either surrender that portion of the Premises to Landlord within sixty
(60) days of Landlord's request therefor, or shall attorn to and recognize Landlord as such subtenant's landlord under such sublease (except that Landlord shall not be liable for any previous act or omission of Tenant, nor bound by any modification of the Sublease not approved in writing by Landlord, nor liable for any security not received by Landlord or any prepaid rent in excess of one month's rent), and such subtenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attornment.

         Section 22.05. Tenant shall deliver to Landlord a copy of each sublease or assignment made hereunder within ten (10) days of its execution. Tenant shall remain fully liable for the due and timely performance of all of Tenant's obligations hereunder notwithstanding any subletting or assignment provided for herein and, without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant, assignee or anyone claiming by, through or under any subtenant or assignee which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and shall remain fully and directly responsible and liable to Landlord for all acts and omission on the part of any assignee subsequent to it in violation of any of the obligations of this Lease.

         Section 22.06. Each sublease shall be in form and content reasonably satisfactory to Landlord, and shall contain provisions setting forth the matters contained in Section 22.04 above, and further provisions that: (i) the sublease is subject and subordinate to this Lease and all amendments and modifications hereof, and (ii) the sublease shall not be assigned, transferred, pledged, mortgaged or encumbered by the subtenant, in whole or in part, nor shall the sublet premises be further sublet or used or occupied by persons other than the subtenant, without the prior written consent of Landlord in each instance. No subletting shall end later than one day before the Expiration Date of this Lease.

         Section 22.07. No assignment of Tenant's interest in this Lease shall be binding upon Landlord unless the assignee shall execute, acknowledge and deliver to landlord an agreement, in form and substance satisfactory to landlord, whereby such assignee agrees unconditionally to be personally bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers.

         Section 22.08. If Landlord shall have consented tony assignment or subletting, or if there is any transfer of this Lease by operation of law or otherwise, and if Tenant shall receive any consideration from its assignee or subtenant for or in connection with the assignment Tenant's interest in this Lease or the subletting of the Premises or any part thereof, as the case may be, or if Tenant shall sublet the Premises or a part thereof at a rental rate (including additional rent) which shall exceed the rental rate payable hereunder (including, in any such case, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal leasehold property less, in teh case of a sale thereof, the then net unamortized or undepreciated costs thereof determined on the basis of Tenant federal income tax returns), then Tenant shall pay to Landlord, as Additional Rent hereunder, one-half of such excess (after taking into account brokerage commissions, reasonable legal and architect's fees and free rent). In the case of a subletting of less than the entire Premises, the above calculation of rental rates shall be made on a per square foot basis.

         Section 22.09. If Tenant or any general partner of Tenant is ever a partnership or corporation or other entity, the provisions of this lease limiting or prohibiting the assignment hereof or subletting of the Premises shall be deemed to have been violated by (i) the transfer or transfers of a partnership interest, stock ownership or other equity interest, or (ii) the issuance of new such partnership or stock interests, or (iii) the merger, dissolution or liquidation, in or of Tenant, or any entity which is a general partner of Tenant, whether voluntarily or by operation of law, if such happening or happenings, individually or in the aggregate result in (a) the admission of a new general partner of Tenant, or (b) a change in control (hereinafter defined) of Tenant or any general partner of Tenant. As used in the preceding sentence the term "control" shall mean actual operating control of Tenant's ordinary business operations or a beneficial ownership interest (direct or indirect) of 51% or more in Tenant or any general partner of Tenant. Throughout the term of this Lease, within ten (10) days after request by Landlord, Tenant will advise Landlord by sworn statement in writing as to the identity and ownership interests of its shareholders, partners and other principals.

         Section 22.10. In the event that Tenant fails to execute and deliver any assignment or sublease to which Landlord consented under the provisions of this Article within forty-five (45) days after the giving of such consent, then Tenant shall again comply with all of the provisions of this Article before assigning its interest in this Lease or subletting the Premises.

         Section 22.11. The consent of Landlord to an assignment or a subletting shall not relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

         Section 22.12. If Tenant's interest in this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, upon default by Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rental herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Article or of any default hereunder or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further observance or performance by Tenant of all of the covenants, conditions, terms and provisions on the part of Tenant to be performed or observed.

         Section 22.13. Tenant agrees to forever indemnify and hold harmless Landlord from and against the claims of any proposed subtenant or assignee relating to Landlord response to Tenant request for consent to an assignment or subletting, and claims of any broker who alleges to have played any part in bringing about a proposed sublease or assignment in each case whether or not such sublessor assignment shall be consented toy Landlord and/or consummated, and against all losses, damages, costs and expenses incurred by Landlord (including, without limitation, attorneys fees) relating to or resulting from such claims.

         Section 22.14. Notwithstanding anything to the contrary contained in
Article 22, which shall not apply, Tenant shall have the privilege, subject to the terms and conditions hereinafter set forth (other than Section 22.02), without the consent of Landlord, to assign its interest in this lease (i) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities) or with whom Tenant shall merge or consolidate, or (ii) to a corporation or partnership entity which shall control, be under the control of, or be under common control with, Tenant (the term "control" as used herein shall be deemed to mean ownership of more than 50% of the outstanding voting stock of a corporation, or other majority equity and controlling interest if the as signee is not a corporation) (any such purchaser or entity being a "Related Entity"). Tenant may, without consent of Landlord, also sublease all or any portion of the Premises to any corporation or other entity which is a Related Entity only for so long as such corporation or other entity shall remain a Related Entity. Any assignment or subletting described above may be made upon the condition that (A) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for a valid business purpose) and (B) no such assignment shall be valid unless Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (x) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by the Tenant and (y) a duplicate original instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed and (c) no such sublease shall be valid unless Tenant shall, within ten (10) business days after the execution thereof, deliver to Landlord a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and subtenant. If at any time following such subletting to a Related Entity, such subtenant shall cease to be a Related Entity, then Tenant shall not more than three (3) business days after the date such subtenant shall cease to be a Related Entity, deliver to Landlord a duplicate original instrument or assignment and assumption in form and substance reasonably satisfactory to Landlord duly executed by such subtenant and Tenant whereby the subtenant shall assign this Lease and all right such subtenant and Tenant whereby the subtenant shall assign this the Lease and all right such subtenant many have hereunder to Tenant. Landlord hereby approves the presence of Cornerstone Group of New York and American Network Technologies in the Premises, regardless of whether such entities are Related Entities.


                                   ARTICLE 23

                          Subordination and Attornment

         Section 23.01. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to (a) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Land and the Building or any portion thereof (collectively, including the applicable items set froth in subdivision
(d) of this Section 23.01, the "Superior

Lease"), (b) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the Land, the Building or the Superior Lease (collectively, including the applicable items set forth in subdivisions (c) and (D) of this Section 23.01, the "Superior Mortgage") whether or not the Superior Mortgage shall also cover other lands or buildings or leases except that a mortgage on the Land only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage, (c) each advance made or to be made under the Superior Mortgage, (d) all renewals, modifications, replacements, supplements, substitutions and extensions of the Mortgage and (e) the Declaration. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any instrument, in reasonable and recordable form if requested, that Landlord, the Superior Lessor or the Superior Mortgagee may reasonably request to evidence such subordination.

         Section 23.02. Landlord hereby notifies Tenant that this Lease may not be cancelled or surrendered, or modified or amended so as to reduce the rent, shorten the Term or adversely affect in any other respect to any material extent the rights of Landlord hereunder and that Landlord may not accept prepayments of any installments of rent except for prepayments in the nature of security for the performance of Tenant's obligations hereunder, without the consent of the Superior Lessor and the Superior Mortgage in each instance, except that said consent shall be required for the institution or prosecution of any action or proceedings against Tenant by reason of a default on the part of Tenant under the terms of this Lease.

         Section 23.03. If, at any time prior to the termination of this Lease, the Superior Lessor or the Superior Mortgagee or any person, or the Superior Lessor's or Superior Mortgagee's or such person's successors or assigns (the Superior Lessor, Superior Mortgagee and any such person or successor or assign being herein collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this Lease through possession or foreclosure or delivery of a new lease or deed or otherwise, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn, from to time, to and recognize any such Successor Landlord, as Tenant's landlord under this Lease upon the then executory terms of this Lease; provided such Successor Landlord shall agree in writing to accept Tenant's attornment. The foregoing provision of this Section shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such Successor Landlord agrees to execute, from time to time, instruments to evidence and confirm the foregoing provisions of this Section satisfactory to any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy, in a form reasonably satisfactory to Tenant. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such Successor landlord shall be (a) liable for any previous act or omission or negligence of Landlord under this Lease; (b) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (c) obligated to perform any Work; (d) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been approved in writing by the Superior Lessor or the Superior Mortgage through or by reason of which the Successor landlord shall have succeeded to the rights of Landlord under this Lease; (e) obligated to repair the Premises or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Successor Landlord; or (f) obligated to repair the Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Successor Landlord, as consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

         Section 23.04. If any act or omission by Landlord would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (a) it has given written notice of such act or omission to each Superior Mortgagee and each Superior Lessor, whose name and address shall have previously been furnished to Tenant, by delivering notice of such act or omission addressed to such party at its last address so furnished and (b) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such Superior Mortgagee or Superior Lessor shall, with reasonable diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission or to cause the same to be remedied.

                                   ARTICLE 24

                     Access, Changes In Building Facilities

         Section 24.01. All except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance) any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

         Section 24.02 Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Premises.

         Section 24.03 Landlord or Landlord's agent shall have the right, upon request (except in emergency under clause (ii) hereof) to enter and/or pass through the Premises or any part thereof, at reasonable times during reasonable hours (i) to examine the Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the building as an entirety, and (ii) for the purpose of making such repairs or changes in or to the Premises or in or to its facilities, as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Premises that may be required for such repairs, changes, repainting or maintenance, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant's use of the Premises and shall use its est efforts to minimize interference with Tenant's use of the Premises. Landlord shall also have the right to enter on and/or pass through the Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting he Premises or said structure.

         Section 24.04 During the period of nine (9) months prior to the Expiration Date Landlord may exhibit the Premises to prospective tenants.

         Section 24.05 Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, hall, passages, elevators, escalators, stairways thereof, as it may deem necessary or desirable; provided, however Landlord shall use best efforts to minimize interference with Tenant's use of the Premises.

                                   ARTICLE 25

                              Inability to Perform

         Section 25.01 This Lease and the obligations of Tenant to pay rent and perform all of the terms of this Lease on the part of tenant to be performed shall in no way be affected because Landlord is unable or delayed in fulfilling any of its obligations under this lease or by reason of Force Majeure. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible. However, Landlord shall be under no obligation to employ overtime labor.


                                   ARTICLE 26

            Legal Proceedings; Waiver of Counterclaims and Jury Trial

         Section 26.01 In the event Landlord commences any summary proceeding or action for non-payment of rent, Tenant covenants and agrees that it will not interpose, by consolidation of actions or otherwise, any counterclaim or other claim seeking affirmative relief of whatsoever nature or description in any such proceeding except for compulsory counterclaims. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action or proceeding, and with respect to any claim asserted in any such action or proceeding, brought by either of the parties against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising, directly or indirectly out of this Lease, Tenant shall be subject to service of process in, and the jurisdiction of the courts of, the State of New York. The provisions of this Article shall survive the Expiration date or sooner termination of this Lease.


                                   ARTICLE 27

                                 No Other Waiver

         Section 27.01 The failure of Landlord or Tenant to insist in any instance upon the strict performance of any term of this lease, or to exercise any right herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such obligation of this Lease or of the right to exercise any such right, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

         Section 27.02 The following specific provisions of this Section shall not limit the generality of the provisions of this Article:

                  (a) no agreement to accept a surrender of all or any part of the Premises or this Lease shall be valid unless in writing and signed by Landlord. No delivery of keys shall operate as a termination of this Lease or a surrender of the Premises or this Lease. Without limiting the generality of the preceding sentence, if, subject to the provisions of Article 22, Tenant shall at any time request Landlord to sublet the Premises for Tenant's account, Landlord or landlord agent is authorized to receive said keys for such purpose without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's Property in connection with such subletting.

                  (b) The receipt or acceptance by landlord of rent with knowledge of breach by Tenant of any term of this lease shall not be deemed a waiver of such breach.

                  (c) No payment by Tenant or receipt by landlord of a lesser amount than the correct rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any accompanying letter be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other right of Landlord.

                  (d) Neither any option grant to tenant in this lease or in any collateral instrument to renew or extend the term, nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any option or right granted or reserved to landlord in this Lease or in any collateral instrument or that Landlord may otherwise have, to terminate this lease or any renewal or extended term. Any termination of this Lease shall serve to terminate any such renewal or extension, whether or not Tenant shall have exercised any option to renew or extend the Term. Any such option or right on the part of Landlord to terminate this lease shall continue during any extension or renewal of the Term. No option granted to tenant to renew or extend the Term shall be deemed to give Tenant any further option to renew or extend the Term.

                  (e) No waiver by Landlord in favor of any other tenant or occupant of the Building shall constitute a waiver in favor of the Tenant named herein.

                                   ARTICLE 28

                                   Arbitration

         Section 28.01 Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this Lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration association (or any organization successor thereto) in the City and County of New York for the appointment of a single arbitrator.

         Section 28.02 The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. In rendering such decision and award, the arbitrator shall not add to, subtract form or otherwise modify the provisions of this Lease.

         Section 28.03 If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within ninety (90) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Lease.

         Section 28.04 All the expenses of the arbitration shall be borne by the parties equally.


                                   ARTICLE 29

                                 Quiet Enjoyment

         Section 29.01 If, and so long as, Tenant pays the rent and keeps, observes and performs each and every term of this lease on the part of Tenant, to be kept, observed and performed, Tenant shall peaceably and quietly enjoy the Premises through the Term without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease and of the Superior Lease and the Superior Mortgage.

This covenant shall be construed as a covenant running with the Land and shall not be construed as a personal covenant or obligation of landlord, except to the extent of Landlord's interest n this lease and then subject to the terms of
Section 43.02.

                                   ARTICLE 30

                              Rules and Regulations

         Section 30.02 Tenant and its employees, agents, invitees and licensees shall faithfully observe and strictly comply with, and shall not permit violation of, the Rules and Regulations annexed hereto as Exhibit E, and such changes therein and additions thereto as Landlord hereafter may reasonably make and communicate by notice to Tenant ("Rules and Regulations"). Tenant's right to dispute the reasonableness of any change sin the Rules and Regulations and additional Rules and Regulations shall be deemed waived unless asserted to Landlord within 20 days after Landlord shall have given Tenant notice of the adoption of any such additional Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this lease shall control. Landlord shall have no duty or obligation to enforce any Rule or Regulation, or any term, covenant or condition of any Lease, against any other tenant, and Landlord's failure or refusal to enforce any Rule or Regulation, or any term, covenant or condition of any other lease against any other tenant shall be without liability of Landlord to tEnant. landlord shall not discriminate against Tenant in the enforcement of the Rules and Regulations.

         Section 30.02 Notwithstanding anything to the contrary in any of the Rules and Regulations, whenever Landlord shall claim by notice to Tenant that Tenant is violating any of the provisions of the Rules and Regulations and Tenant shall in good faith dispute such claim to landlord within 10 days after service of Landlord's notice of the violation,t he dispute shall be determined by arbitration pursuant to Article 28.


                                   ARTICLE 31

                                  Building Name

         Section 31.01 The Building may be designated and known by any name or address Landlord may choose and such designated name or address may be changed from time to time in Landlord's sole discretion. Tenant agrees not to refer to the Building by any name or address other than as designated by landlord. The Building may be named after any person, firm or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building. In no event shall Tenant use, inc connection with its business or otherwise, any photographic or other type representation of the Building. in the event the Building is named after any person, firm or otherwise, Tenant, in connection with its business or otherwise, shall not refer to the Building by such name but shall only use the street address of the Building.

                                   ARTICLE 32

                             Shoring; No Dedication

         Section 32.01 If an excavation or other substructure work shall be undertaken or authorized upon the land adjacent to the Building or in the vaults beneath the Building or in subsurface space adjacent to said vaults, Tenant, without liability on the part of Landlord therefor, shall afford Landlord or the person causing such excavation or other substructure work, license to enter (at reasonable times and upon reasonable notice to Tenant) upon the Premises for the purpose of doing such work as Landlord or such person shall deem necessary to protect any of the walls or structures of the Building or surrounding land from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency. landlord shall endeavor to have such entry accomplished during reasonable hours in the presence of a representative of tenant, who shall be designated by Tenant promptly upon landlord's request. Such license to enter shall be without liability of Landlord to tenant.

         Section 32.02 Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use.


                                   ARTICLE 33

                               Notice of accidents

         Section 33.01 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of any accident, emergency, occurrence for which landlord might be liable, fire or other casualty and all damages to or defects in the Premises, the Building or the Building equipment for the repair of which landlord might be responsible or which constitutes Landlord's property. Such notice shall be given by telegram or personal delivery to the address of Landlord then in effect for notices.


                                   ARTICLE 34

                                     Vaults

         Section 34.01 No vaults, vault space or other space not within the property line of the Building is leased hereunder notwithstanding anything contained in or indicate don any sketch, blueprint or plan, or elsewhere in this Lease to the contrary. landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all other space not within the property line of the Building, which tenant may be permitted to use/or occupy, are to be used and/or occupied under a license revocable by landlord on 10 days' notice to tenant, and if any such license shall be revoked by landlord, or if the amount of any such vaults, vault space or other space shall be diminished or required by any federal, state or municipal authority or public utility, Landlord shall be without liability to Tenant. Any fee, tax or charge imposed by any governmental authority for any such vault, vault space or other space shall be paid by Tenant, as Additional Rent, within five (5) days after Landlord's demand therefor.


                                   ARTICLE 35

                                    Brokerage

         Section 35.01 Tenant and Landlord represent that in the negotiation of this Lease it dealt with no brokers other than CB Commercial Real Estate Group, Inc. and Joseph P. day Realty and that as far as Tenant and Landlord are aware said brokers are the sole brokers who negotiated this Lease. landlord agrees to pay said brokers a commission in accordance with a separate agreement. tenant and Landlord hereby indemnify each other against liability arising out of any inaccuracy or alleged inaccuracy of the above representation. landlord shall have no liability for brokerage commissions arising out of an assignment or a sublease by Tenant and Tenant shall and dos hereby indemnify Landlord and hold it harmless from any and all liability for brokerage commissions arising out of any such assignment or sublease. The covenants, representations and agreements of Tenant set forth in this Section 35.01 shall survive the termination of this Lease.


                                   ARTICLE 36

                                Security Deposit

         Section 36.01 Tenant has deposited with Landlord the sum of $18,987.50 (if by check subject to collection) as security for the full and punctual performance by Tenant of all of the terms of this Lease. Landlord shall deposit such security deposit in an interest bearing account in a financial institution to be selected by Landlord in its sole discretion. Landlord shall be entitled to receive as an administrative expense, a sum equal to one (1%) percent per annum upon such security deposit, the interest to be credited to Tenant annually. In the event Tenant defaults in the performance of any of the terms of this lease, including the payment of rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or for any sum which landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms of this lease, including any damages or deficiency in the re-letting of the Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such use, application or retention, Tenant shall, within ten days of demand, pay to Landlord the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. If Tenant shall fully and punctually comply with all of the terms of this Lease, the security, together with any accrued interest thereon, less any administrative expenses to which Landlord is entitled pursuant to this Article 36, shall be returned to Tenant 30 days after the termination of this Lease and delivery of the exclusive possession of the Premises to Landlord. In the event of a sale or lease of the Building, Landlord shall have the right to transfer the security to the vendee or lessee and landlord shall ipso factor be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.


                                   ARTICLE 37

                                 Window Cleaning

         Section 37.01 Tenant will not clean nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of
Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.


                                   ARTICLE 38

                                    Consents

         Section 38.01 Wherever it is specifically provided in this Lease that a party's consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed. if either Landlord or Tenant considers that the other has unreasonably withheld or delayed a consent, it shall so notify the other party within 20 days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within 30 days after making its request for the consent.

         Section 38.02 Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. in the event of such determination, the requested consent shaLl be deemed to have been granted; however, Landlord shall have no liability to tenant for its refusal or failure to give such consent. The sole remedy for Landlord's unreasonably withholding or delaying of consent shall be as provided in this Section.

         Section 38.03 Notwithstanding anything to the contrary provided in this Lease, in any instance where the consent of the Superior Lessor and/or the Superior Mortgagee is required Landlord shall not be required to give its consent until and unless the Superior Lessor and/or the Superior Mortgagee has given its consent.


                                   ARTICLE 39

                                     Notices

         Section 39.01 A. Except as otherwise expressly provided in this lease or pursuant to any Legal Requirement, any bills, statements, notices, demands, requests, consents, or other communications (collectively, "notices") given or required to be given under or in connection with this Lease or pursuant to any Legal Requirement shall be effective only if in writing and,

                  (a) if to Tenant, then, at the option of Landlord, (i) sent by registered or certified mail, return receipt requested, postage prepaid, addressed to Tenant's address as set forth in this lease if mailed prior to the Commencement Date or at the Building if subsequent to the Commencement Date, or to such other address as Tenant may designate for such purpose by like notice, or (ii) delivered personally to Tenant, (b) if to Landlord, sent by registered or certified mail, return receipt requested, postage prepaid, to Landlord's address as set forth in this Lease, or to such other or further address or addresses as Landlord may designate for such purpose by like notice; or (c) if to any other person, sent by registered or certified mail, return receipt requested and postage prepaid addressed to such person's last known principal address or to such other address as such person may designate to landlord and Tenant as its address for such purposed by like notice.

                           B. Notices shall be deemed to have been rendered or
given (a) ont he date delivered, if delivered to Tenant personally, or (b) five days after the date mailed, if mailed as provided in this Section, unless mailed outside of The City of New York, in which case it shall be deemed to have been rendered or given 5 business days after mailing. Notices given by counsel for either party shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article.

                                   ARTICLE 40

                       Definitions; Construction of Terms

         Section 40.01 For the purposes of this Lease and all agreements supplemental to this Lease:

                  (a) "Additional Rent" shall have the meaning given in Section 3.01A.

                  (b) "after hours" shall have the meaning given in Section
12.02.


                  (c) "Basic Construction of the Building" means in addition to the structure itself, the mechanical and electrical systems and the distribution thereof to locations from which each floor can be served, and the elevators, lobby and other common areas, andy other necessary construction, excepting only any materials or work to finish any portion for occupancy by particular tenants.

                  (d) "Building" shall have the meaning given in Section 1.01.

                  (e) "Building Equipment" shall mean all machinery, apparatus, equipment, personal property, fixtures and systems, of every kind and nature whatsoever now or hereafter attached to or used in connection with the operation or maintenance of the Building, including all electrical, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, fire prevention, refrigeration, ventilating, air cooling, air conditioning, elevator and escalator systems, apparatus and equipment, and any and all renewals and replacements of any thereof; but excluding, however, (i) tenant's Property, (ii) property of any other tenant, (iii) property of contractors servicing the Building and (iv) improvements for water, gas, steam and electricity and other similar equipment owned by any public utility company or any governmental agency or body.

                  (f) "business days" and "business hours" shall have the respective meanings given in section 12.01.

                  (g) "Commencement Date" shall have the meaning given in
section 2.01A.

                  (h) "Expiration Date" shall have the meaning given in Section 2.01

                  (i) "Declaration" shall mean the Declaration, dated July 27, 1981, made by landlord recorded int he Office of the Register of the City of New York on August 20, 1981, as No. 10726 in Reel 579 of conveyances at page 1641. The Declaration requires, among other things, that in the even the building known as 155 East 48th Street, New York, New York or the building now known as 150 East 49th Street,

New York, New York shall be altered or reconstructed so as to come within a certain distance of the exterior wall openings on the west lot line of the Land, such exterior wall openings will be closed, at Landlord's expense, with construction meeting the fire resistance rating requirement for exterior wall construction.

                  (j) "Fee Mortgage" shall mean, collectively, any mortgage which does not constitute a Superior Mortgage and which encumbers the Land and all renewals, modifications, replacements, substitutions, supplements, extensions, spreaders, and consolidations thereof.

                  (k) "Fee Mortgagee" shall mean, collectively, all holders at the time of the Fee Mortgage.

                  (l) "Fixed Rent" shall have the meaning given in Section
3.01A.

                  (m) "Fixtures" shall have the meaning given in Section 10.07.

                  (n) "Force Majeure" shall mean any and all causes beyond Landlord's reasonable control, including delays caused by Tenant, other tenants, governmental restriction, regulation or control, labor dispute, strike, accident, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, enemy action, civil commotion, fire or other casualty.

                  (o) "Guarantor" shall mean any person(s) who guarantees any or all of tenant's obligations under this lease.

                  (p) "Improvements" shall mean improvements made by or on behalf of Tenant or any person claiming through or under Tenant.

                  (q) "improvements" shall mean improvements, alterations, additions, substitutions, betterments and decorations.

                  (r) "Insurance Requirements" shall mean all requirements of any insurance policy coveting or applicable to all or any part of the Real Property or the Premises or the use thereof, all requirements of the issuer of any such policy and all orders, rules, regulations, recommendations and other requirements of the New York Board of Fire Underwriters or the Insurance Service Office or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any part of the Real Property or the Premises.

                  (s) "Interest Rate" shall mean a rate per annum equal to the lesser of (a) 2% above the prime rate in effect from time to time or (b) the maximum applicable legal rate, if any.

                  (t) "Land" shall have the meaning given in Section 1.01.

                  (u) "Landlord" shall have the meaning given in Section 43.02.

                  (v) "Landlord's Work" shall have the meaning given in Exhibit
C.

                  (w) "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Real Property or the Premises or any part thereof or the sidewalks, curbs or areas adjacent thereto and the Declaration and all requirements, obligations and conditions of all instruments of record on the date of this lease.

                  (x) "Premises" shall have the meaning given in Section 1.01.

                  (y) "prime rate" shall mean the annual rate of interest from time to time publicly announced by The Chase Manhattan Bank, N.A., as it prime lending rate.

                  (z) "Real Property" shall mean the Building and the Land and all easements, air rights, development rights and other appurtenances thereto.

                  (aa) "Rules and Regulations" shall have the meaning given in
Section 30.01.

                  (bb) "Superior Lease' shall have the meaning given in Section 23.01.

                  (cc) "Superior Lessor" shall mean, collectively, all lessors at the time of the Superior Lease.

                  (dd) "Superior Mortgage" shall have the meaning given in
Section 23.01.

                  (ee) "Superior Mortgagee" shall mean, collectively, all holders at the time of the Superior Mortgage.

                  (ff) "Successor Landlord" shall have the meaning given in
Section 23.04.

                  (gg) "Tenant" shall have the meaning given in Section 43.03.

                  (hh) "Tenant's Property" shall mean all fixtures, Improvements and other property (i) installed at the sole expense of tenant, (ii) with respect to which tenant has not been granted any credit or allowance by landlord, (iii) which are removable without material damage to the Premises nd
(iv) which are not replacements of any property of Landlord, whether any such replacement is made at Tenant's expense or otherwise.

                  (ii) "Tenant's Work" shall have the meaning given in Exhibit
C.

                  (jj) "Term" shall have the meaning given in Section 2.01A.

                  (kk) "Untenantable" shall mean the extent to which tenant is actually unable to use any or all of the Premises int he normal course of its business.

                  (ll) "Work Letter" shall have the meaning given in Section
4.01.

         Section 40.02 A. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provisions or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                           B. if any term of this lease is found invalid or
unenforceable to any extent by a final judgment or award which shall to be subject to change by appeal, then either party may initiate an arbitration in accordance with the provisions of Article 28. Said arbitrators shall devise a valid and enforceable substitute term for this lease which shall as nearly as possible carry out the intention of the parties with respect to the term of this lease found invalid or unenforceable. Such substitute term as so devised shall thereupon be deemed a part of this lease.

         Section 40.03 The various terms which are defined in other Articles of this lease or are defined in exhibits annexed hereto shall have the meanings specified in such other Articles and such Exhibits for all purposes of this lease and all agreement supplemental thereto, unless the context clearly indicates the contrary.

         Section 40.04 The Article headings in this Lease and the Table of Contents to this Lease are inserted only as a matter of convenience or reference, and are not to be given any effect in construing this Lease.

                                   ARTICLE 41

                         Estoppel Certificate; Recording

         Section 41.01 (a) at any time and from time to time upon not less than 10 days' prior notice by Landlord or the Superior Lessor or Superior Mortgagee to tenant, Tenant shall, without charge, execute, acknowledge and deliver (1) a statement in writing int he form annexed hereto as Exhibit F addressed to such party as Landlord, or the Superior Lessor or the Superior mortgagee, as the case may be, may designate (with such additions or changes as may be reasonably requested) or in form satisfactory to Landlord, or the Superior Lessor or the Superior Mortgagee, as the case may be, certifying all or any of the following:
(i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this lease is in full force and effect as modified and stating the modifications), (ii) whether the term has commenced an Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (ii) whether or not, to the best knowledge of the signee of such certificate, Landlord is in default in performance of any of the terms of this Lease, and, if so, specifying each such default of which the signer may have knowledge, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of thee terms of this lease upon the part of Tenant to be performed and, if so, specifying the same, (vii) either that Tenant does not know of any default in the performance of any provision of this lease or specifying any default of which tenant may have knowledge and stating what action tEnant is taking or proposes to take with respect thereto, (viii) that, to the knowledge of Tenant, there are no proceedings pending or threatened against Tenant or Guarantor before or by any court or administrative agency which if adversely decided, would materially and adversely affect he financial condition or operations of Tenant or Guarantor or, if any such proceedings are pending or threatened to the knowledge of Tenant, specifying and describing the same and (ix) such further information with respect to the Lease or the Premises as Landlord may reasonably request or the Superior Mortgagee or superior Lessor may reasonably require, and/or (2) "Tenant Acceptance Letter" in the form annexed hereto as Exhibit G, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in ny part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof.

                  (b) The failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the provisions of this Section within said 10 day period shall constitute an acknowledgment by Tenant, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord is true and correct.

         Section 41.02 Tenant agrees not to record this Lease (or a memorandum hereof) or any other document related hereto.


                                   ARTICLE 42

                             Relocation of Premises

         Section 42.01 Effective on or after June 15, 1999, Landlord shall have the one-time only right to substitute other space in the Building (a "Substitute Space") for the Premises in connection with its leasing of the Premises to Sanpellegrino, Inc. by notice (a "Substitution Notice") given to Tenant not later than 90 days prior to the ate set forth in the Substitution Notice as the effective date (the "Substitution dAte") for the substitution. The Substitute Space shall have a rentable areas equal to or greater than that of the space it is replacing and shall be similar thereto in configuration. If Landlord gives a Substitution Notice, Tenant shall vacate the space in quesiton and surrender the same to Landlord on or before the Substitution Date, and promptly after Tenant enters into occupancy of the Substitute Space, Landlord shall reimburse tenant for all the reasonable expenses incurred by Tenant with respect to its move into the Substitute Space. From and after the Substitution Date, all of the terms of this lease shall remain unchanged except that the term "Premises" shall mean the Substitute Space.


                                   ARTICLE 43

                                  Parties Bound

         Section 43.01 The terms of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 22 shall operate to vest any right in any successor or assignee of tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 17.

         Section 43.02 A. The term "Landlord" shall mean only the owner at that time in question of the present landlord's interest in the Building and in the event of a sale or transfer of the Building (by operation of law or otherwise), or in the event of the making of a lease of all or substantially all of the Building, or in the event of a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, the grantor, transferor or lessor,a s the case may be, shall be and hereby is

(to the extent of the interest or portion of the Building or leasehold estate sold, transferred or leased) automatically and entirely released and discharged, from and after the date of such sale, transfer or leasing, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed; provided that the purchaser, transfereee or lessee (collectively, "Transferee") shall be deemed to have assumed and agreed to perform, subject to the limitations of this Section and Section 23.04 (and without further agreement between the then parties hereto, or among such parties and the Transferee) and only during and in respect of the Transferee's period of ownership of the Landlord's interest under this Lease, all of the terms of this Lease on the part of Landlord to be performed during such period of ownership, which terms shall be deemed to "run with the land" it being intended that Landlord obligations hereunder shall, as limited by this Article, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

                           B. No recourse shall be had on any of Landlord's
obligations hereunder or for any claim based thereon or otherwise in respect thereof against any incorporator, subscriber to the capital stock, shareholder, officer or director, past, present or future, of any corporation or any partner or joint venturer which shall be Landlord hereunder or included int he term "Landlord" or of any successor of any such corporation,or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Landlord or included in the term "Landlord", whether directly or through landlord or through any receiver, assignee, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant.

                           C. Tenant shall look solely to landlord's estate and
interest in the Building or the proceeds of a sale thereof for the satisfaction of any right of Tenant for the collection of a judgement or other judicial process or arbitration award requiring the payment of money by landlord and no other property or assets of Landlord, Landlord's agents, incorporators, shareholders, officers, directors, partners, principals (disclosed or undisclosed) or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant's use and occupancy of the premises or any other liability of Landlord to Tenant.

         Section 43.03 The term "Tenant" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of he Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or subletting of the premises or to relieve the Tenant herein named or any assignee or other successor

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in interest (whether immediate or remote) of the Tenant herein named from the full and prompt performance of Tenant's obligations hereunder.

         Section 43.04 Nothing contained in this Lease shall be deemed to confer upon any tenant, or anyone claiming under or through any tenant, any right to insist upon, or to enforce against Landlord or Tenant, the performance of Tenant's obligations hereunder.

         Section 43.05 The submission by Landlord to Tenant of this Lease in draft form shall be deemed submission solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option for the leasing of the Premises, and shall to confer any rights or impose any obligations upon either party. The submission by landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect on Landlord unless and until Landlord shall have executed this Lease and a counterpart thereof shall have been delivered to Tenant. Further, this Lease is subject to the written approval of New York Life Insurance Company, the existing Superior Mortgagee. Landlord agrees to submit this Lease for such approval promptly after the date hereof and both parties agree to use their best efforts to obtain such approval. int he event that such approval is not obtained within the period of 15 business days after the date hereof, either Landlord or Tenant may elect to terminate this Lease by giving written notice to the other party of such election (unless such approval has been obtained prior to the giving of such notice),a nd in such event, this Lease shall terminate as of the date on which such notice is given as if such date were the Expiration Date, and if the Commencment Fate has not occurred, Landlord shall refund any rent paid by Tenant pursuant to Secitno 3.02 and any security deposited by Tenant pursuant to Article 36.


                                   ARTICLE 44

                                  Miscellaneous

         Section 44.01 This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, modified, abandoned or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (a) expressly refers to this lease, (b) is executed by the party against whom enforcement of he change, modification, abandonment, discharge or waiver is sought and (c) is permissible under the Superior mortgage and the Superior L:ease.

         Section 44.02 Tenant expressly acknowledges that neither Landlord nor Landlord agents has made or is making, and Tenant, in executing and delivering

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this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease, and no rights, easements or licenses are or shall be acquired by tenant by implication or otherwise unless expressly set forth in this Lease.

         Section 44.03 Any apportionment or prorations of rent to be made under this Lease shall be computed on the basis of a 360 day year, with 12 months of 30 days each.

         Section 44.04 The laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York shall govern and control the validity, interpretation, performance and enforcement of this Lease.

         Section 44.05 If Tenant is a corporation, each person executing this Lease on behalf of tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York ( a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this lease on behalf of Tenant is an officer of tenant and that he is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

         Section 44.06 A. if Tenant is a partnership (or is comprised of 2 or more persons, individually, or as joint venturers or as copartners of a partnership) or if tenant's interest in this Lease shall be assigned to a partnership (or to 2 or more persons, individually, or as joint venturers or as copartners of a partnership) pursuant to Article 22 (any such partnership and such persons are referred to in this Article as "partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership tenant hereby consents in advance to, and agrees to be bound by, any modifications, termination, discharge or surrender of this Lease which may hereafter be made and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership tenant, and (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership tEnant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership tenant and to all such parties and shall be binding upon partnership Tenant and all parties, and (d) if Partnership Tenant shall admit new partners, alls such new partners shall, by their admission to Partnership tEnant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on tenant's part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and

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deliver to Landlord an agreement in form satisfactory to landlord, wherein each such new Partner shall assume performance of all of the terms, covenants and conditions of this lease on tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of Subdivision (d) of this Section 44.06 A).

         Section 44.07 All Exhibits to this Lease and any all Rider provisions attache dot this lease are hereby incorporated into this Lease. If any provision contained in any Rider hereto is inconsistent or in conflict with any printed provision of this Lease, the provision contained in such Rider shall supersede said printed provision and shall control.


                                   ARTICLE 45

                         Landlord's Cancellation Option

         Section 45.01 Landlord shall have the option to cancel this Lease and the term hereof in connection with its leasing of the Premises to Sanpellegrino, Inc. effective any time after June 15, 1999 (the "Landlord's Cancellation Date"). If Landlord desires to cancel this Lease, Landlord shall do so by giving Tenant notice thereof on or before the day which is 180 days prior to the date specified by Landlord in such notice as the Landlord's Cancellation Date, time being of the essence. If Landlord gives Tenant such notice, then this Leae and the term hereof shall end and expire on the Landlord's Cancellation Date as if same were the expiration date of this Lease and the term hereof, herein set forth, and Tenant shall quit and surrender the Premises to Landlord. Notwithstanding the foregoing, in the event that Landlord exercises Landlord's right to relocate Tenant pursuant to Article 42, Landlord shall have no right to cancel this Lease pursuant to this Article.


                                   ARTICLE 46

                                     Signage

         Section 46.01 Landlord agrees to provide to Tenant, at Landlrod's cost and expense, with up to ten (10) lines in the lobby directroy, which may include Tenant, Related Entities (as defined in Section 22.14), or the Cornerstone Group of New York and American Network Technologies. Further Landlord agrees to provide to Tenant, at Landlord cost and expense, two (2) building standard signs for the exterior of the Premises, one of which shall list Tenant, and the second of which shall list The Cornerstone Group of New York.

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         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the date and year first above written.


WITNESS:                          780 THIRD AVENUE ASSOCIATES
                                  By:      Jaymont Properties, Inc.,
                                           its managing agent



By:                               By:      ____________________________________
                                           Mark S. James
                                           Managing Director


WITNESS:                          TELCOM GROUP USA, INC.



                                  By:      ____________________________________
                                           Name:
                                           Title:

By:                                                 Tenant

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